SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT


                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             POWER EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                          84-0811647
         ------                                          ----------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                   5416 BIRCHMAN AVENUE, FORT WORTH, TX 76107
                   ------------------------------------------
                    (Address of principal executive offices)


               1999 STOCK BENEFIT PLAN OF POWER EXPLORATION, INC.
               --------------------------------------------------
                            (Full title of the plan)


          GATEWAY ENTERPRISES, INC. 3230 EAST FLAMINGO ROAD, SUITE 156,
          -------------------------------------------------------------
                            LAS VEGAS, NEVADA 89121
                            -----------------------

            (Name, address, including zip code, of agent for service)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (702) 731-3270
                                                                ---------------


                                          CALCULATION OF REGISTRATION FEE

Title of Securities to be           Amounts to       Proposed Maximum           Proposed Maximum            Amount of
Registered                          be               Offering Price Per         Aggregate Offering          Registration
                                    Registered       Share(1)                   Price                       Fee
Common Stock, .02 par value                4,000,000           $2.63                     $10,520,000        $2,924.56
=================================== ================ =========================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average of the bid and asked prices of the Registrant's common stock as of December 9,1999, a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                EXPLANATORY NOTE

         The Company has entered into two Advisory Agreements, attached hereto as exhibits D and E, which authorize the issuance of a total of 3,000,000 shares (out of the 4,000,000 shares the Company is registering under this S-8 registration statement). Each of the Advisory Agreements provides for the issuance of 750,000 shares of common stock as compensation for bona fide services rendered to the Company in conjunction with the acquisition of interests from Rife Oil Properties, Inc. In addition, each of the Advisory Agreements grants the Advisor an option to purchase up to 750,000 additional shares at an option price of $0.66667 per share as further compensation for services rendered.

               1999 STOCK BENEFIT PLAN OF POWER EXPLORATION, INC.
                  CROSS-REFERENCE SHEET PURSUANT TO RULE 404(A)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

REGISTRATION STATEMENT ITEM NOS. AND HEADINGS  SECTION 10(A) PROSPECTUS HEADING
---------------------------------------------  --------------------------------

1.   Plan Information                   Item 1. General Plan Information

2.   Registrant Information and         Item 2. Registrant Information and
     Employee Plan Annual Information           Employee Plan Annual Information


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Power Exploration, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998.

         2. All reports  filed by the Company  with the  Commission  pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended September 30, 1998.

         3. The description and specimen certificate of the Common Stock contained in the Company's Form S-2 Registration Statement filed on August 8, 1980 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or

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



15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form S-2 Registration Statement filed with the Commission on August 8, 1980, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          No expert named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby, was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Company, however, is incorporated in the State of Nevada which under NRS Section 78.037 provides that a corporation may limit or eliminate officers' and directors' personal liability for breach of fiduciary duty so long as liability is not eliminated or limited for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or the payment of unlawful distributions.

         Section Eight of Article VIII of the Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation to the fullest extent allowed by the laws of the State of Nevada.

         In actions, proceedings and suits involving an officer or director because of their being or having been an officer or director, other than actions by or in the right of the corporation, NRS Section 78.751 (the "Nevada Statute") permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorney fees, judgments, fines and amounts paid in settlement. The Nevada Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification is permissible only if the officer or director meets the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company. In criminal cases, an officer or director meets the standard of conduct if they had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstances. Termination of proceedings by judgment, order, settlement, conviction or plea of no contest or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

         In actions by or in the right of the Company, the Company may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, the Company cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.

         In all proceedings, whether by or in the right of the Company or otherwise, the Nevada Statute requires indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A Nevada corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The Nevada Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to NRS Section 78.751, Article VIII of the Company's Bylaws, and the Company's Articles of Incorporation, or any amendments thereto.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         No restricted securities are being re-offered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS.

         The exhibits attached to this Registration  Statement are listed in the
Exhibit Index, which is found on page 8.

         Included among the exhibits are the Section 10(a) Prospectus and Consolidated Financial Statements.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on December 13, 1999.

                                                     Power Exploration, Inc.

                                                     By: /s/
                                                        ----------------------
                                                     Joe Bill Bennett, as CEO

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on December 13, 1999.

             The 1999 Stock Benefit Plan of Power Exploration, Inc

                             BY:    /s/
                                 --------------------------------
                                 M.O. Rife III, on behalf of Plan Administrators


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Bill Bennett with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                  TITLE                            DATE

  /s/
-----------------         Director and CEO                  December 13, 1999
Joe Bill Bennett


  /s/
----------------          Director and CFO                  December 13, 1999
Mark Zouvas

  /s/
---------------           Director and Chairman             December 13, 1999
M. O. Rife, III

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                             Power Exploration, Inc.
                             (A Nevada corporation)

                               ------------------

                                INDEX TO EXHIBITS

                                                                  Sequentially
Exhibits   Sec Ref. No.   Description of Exhibit                  Numbered Pages
--------   ------------   ----------------------                  --------------
   A            4         1999 Stock Benefit Plan of the               9
                          Company

   B         5, 23(b)     Opinion and consent of Counsel with
                          respect to the legality of the
                          issuance of securities being issued          14

   C          23(a)       Consent of Accountant                        18

   D            10        Advisory Agreement with Mr.                  19
                          Ronald Welborn

   E            10        Advisory Agreement with Mr.                  26
                          Allen Wolfson

   F            10        Option Agreement with Mr.                    33
                          Allen Wolfson

   G            10        Option Agreement with Mr.                    38
                          Ronald Welborn

   H            99        Section 10(a) Prospectus                     45

    I            99        Consolidated Financial Statements           51